                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                _______________
                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                           Merrill Lynch & Co., Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

  Delaware                                        13-2740599
------------------------------------------        ----------
(State of incorporation or organization)        (I.R.S. Employer
                                              Identification No.)
 World Financial Center
 North Tower
 250 Vesey Street
 New York, New York                                    10281
------------------------------------------        ----------
(Address of principal executive offices)            (Zip Code)


If this form relates to the            If this form relates to the
 registration of a class of            registration of a class of
 securities pursuant to                securities pursuant to Section
 Section 12(b) of the Exchange         12(g) of the Exchange Act and
 Act and is effective pursuant         is effective pursuant to
 to General Instruction A.(c),         General Instruction A.(d),
 please check the following            please check the following box. [_]
 box.  [X]

Securities Act registration statement file number to which this form relates:
333-44173
-----------

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange on which
to be so registered                     each class is to be registered
-------------------------------
Telebras Indexed Callable               American Stock Exchange
Protected Growth/SM/ Securities
due May   , 2005


Securities to be registered pursuant to Section 12(g) of the Act:

                                     None
        ---------------------------------------------------------------
                                (Title of class)

/SM/  "Protected Growth" is a service mark owned by Merrill Lynch & Co.,
Inc.
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Item 1.  Description of Registrant's Notes to be Registered.
         --------------------------------------------------

          The description of the general terms and provisions of the Telebras
Indexed Callable Protected GrowthSM  Securities ("ProGroS SM") due May   , 2005
to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated April 15, 1998, and the Prospectus dated January 29, 1998, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-44173 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  Exhibits.
         --------

     99 (A) Preliminary Prospectus Supplement dated April 15, 1998, and Prospectus dated January 29, 1998 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

     99 (B)  Form of Note.

     99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*


          Other securities issued by Merrill Lynch & Co., Inc. are listed on the American Stock Exchange.

------------------------------------------
"Protected Growth" and "ProGroS" are service marks owned by Merrill Lynch & Co., Inc.

*  Exhibit 99 (C) is incorporated by reference from Exhibit (3)
   to Registrant's Registration Statement on Form 8-A dated July 20,
   1992.
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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              MERRILL LYNCH & CO., INC.

                              By:   /s/ Andrea L. Dulberg
                                  ---------------------------
                                    Andrea L. Dulberg
                                        Secretary

Date:   May 13, 1998
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                           MERRILL LYNCH & CO., INC.



                                    EXHIBITS
                                       TO
                          FORM 8-A DATED MAY 13, 1998
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INDEX TO EXHIBITS
-----------------

Exhibit No.                                             Page No.
----------                                              -------

99 (A)    Preliminary Prospectus Supplement dated
          April 15, 1998, and Prospectus dated
          January 29, 1998 (incorporated by reference to registrant's filing pursuant to
          Rule 424(b)).

99 (B)    Form of Note.

99 (C)    Copy of Indenture between Merrill Lynch
          & Co., Inc. and The Chase Manhattan Bank,
          (successor by merger to Manufacturers
          Hanover Trust Company), dated as of
          April 1, 1983, as amended and restated.*


----------------------------
* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.